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                                  EXHIBIT 23


            CONSENT OF BEARD MILLER COMPANY LLP, INDEPENDENT AUDITORS




      We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 0-12126) pertaining to the Farmers and Merchants Trust Company of Chambersburg Profit-Sharing Plan of our report dated May 22, 2001, on the financial statements of the Farmers and Merchants Trust Company Profit-Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.

                                              /s/ BEARD MILLER COMPANY LLP



Harrisburg, Pennsylvania
June 26, 2001